CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Evergreen Equity Trust and
Evergreen Select Equity Trust



We consent to the use of our reports, dated September 3, 1999 and August 6, 1999, for Evergreen Small Cap Value Fund and Evergreen Select Small Company Value Fund, respectively, portfolios of Evergreen Equity Trust and Evergreen Select Equity Trust, respectively, incorporated herein by reference and to the references to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.

                                     /s/ KPMG LLP

Boston, Massachusetts
April 10, 2000